525 W. Monroe Street
Chicago, IL 60661-3693
312.902.5200 tel
312.902.1061 fax..

May 31, 2012	Exhibit 5.1

Meta Financial Group, Inc.
121 East Fifth Street
Storm Lake, Iowa 50588

Re:	Meta Financial Group, Inc.
Offering of Common Stock Under Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as counsel to Meta Financial Group, Inc., a Delaware corporation (the “Company”) in connection with the issuance and sale by the Company of an aggregate of 640,000 shares of its common stock, par value $0.01 per share (the “Issued Securities”), subject to the terms and conditions of the Securities Purchase Agreement, dated as of May 9, 2012, between the Company and ACP MFG Holdings, LLC, which is an entity affiliated with Altamont Capital Partners (the “ACP Purchase Agreement”), the Securities Purchase Agreement, dated as of May 9, 2012, among the Company, Boathouse Row I, LP, Boathouse Row II, LP and Boathouse Row Offshore, Ltd., which are entities affiliated with Philadelphia Financial Management of San Francisco, LLC (the “Boathouse Purchase Agreement”), and the Securities Purchase Agreement, dated as of May 9, 2012, between the Company and Long Meadow Holdings, L.P. (the “LMH Purchase Agreement,” and, together with the ACP Purchase Agreement and the Boathouse Purchase Agreement, the “Purchase Agreements”).  The Company is registering the Issued Securities for resale by the selling stockholders on a delayed or continuous basis on a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed on the date hereof with the Securities and Exchange Commission (the “Commission”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

CHARLOTTE	CHICAGO	IRVING	LONDON	LOS ANGELES	NEW YORK	WASHINGTON, DC	WWW.KATTENLAW.COM

LONDON AFFILIATE: KATTEN MUCHIN ROSENMAN UK LLP

A limited liability partnership including professional corporations

Meta Financial Group, Inc.
May 31, 2012

In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials.  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (1) the Registration Statement, (2) the prospectus constituting a part of the Registration Statement, (3) the Purchase Agreements, (4) the Officer’s Certificates to the Purchase Agreements, (5) the Secretary’s Certificates to the Purchase Agreements, (6) the Company’s Certificate of Incorporation, as amended and currently in effect, (7) the Company’s Amended and Restated Bylaws, as currently in effect and (8) records of proceedings and actions of the Company’s Board of Directors relating to the issuance and sale of the Issued Securities under the Purchase Agreements and the authorization of the filing of the Registration Statement.

In connection with this opinion, we have assumed (1) the legal capacity of all natural persons, (2) the accuracy and completeness of all documents and records that we have reviewed, (3) the genuineness of all signatures and due authority of the parties signing such documents, (4) the authenticity of the documents submitted to us as originals and (5) the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.  In making our examination of documents executed or to be executed by the parties, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties (other than the Company) of such documents and the validity and binding effect thereof.

Based upon and subject to the foregoing, it is our opinion that, upon issuance and delivery against payment therefor in accordance with the terms of the Purchase Agreements, the Issued Securities are validly issued, fully paid and nonassessable.

Our opinion expressed above is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other law.  This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not thereby admit that we are an expert within the meaning of Section 11 of the Act or included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Katten Muchin Rosenman LLP

KATTEN MUCHIN ROSENMAN LLP